                                                                   EXHIBIT 10.49

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective October 15, 1997, is between Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), and James R. Rinella ("Employee").

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Employment.  The Company hereby employs Employee and Employee hereby
          ----------
agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

     2.   Capacity and Duties.  Employee shall be employed by the Company as its
          -------------------
Chief Executive Officer. During his employment Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the board of directors of the Company. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall at all times be such that they do not discredit the Company or its products and services. Except for his involvement in personal investments, provided such involvement does not require any significant services on his part, Employee shall not engage in any other business activity or activities that require significant personal services by Employee or that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder.

     3.   Compensation.
          ------------

          (a) For all services rendered by Employee the Company shall pay Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears. Employee's initial annual salary shall be $200,000. During the term of this Agreement, the amount of Employee's salary shall be reviewed at periodic intervals and, upon agreement of the parties hereto, appropriate adjustments in such salary may be made.

          (b) In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms and conditions thereof. Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans.

          (c) During the term of this Agreement, except as otherwise provided in
Section 5(b), Employee shall be entitled to sick leave consistent with the Company's customary sick leave and vacation policies. Employee shall be entitled to three weeks annual vacation.

          (d) During the term of this Agreement the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of his duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data. Without limiting the foregoing, the Company shall reimburse Employee for the cost of one home telephone line plus facsimile equipment.

          (e) The Company shall reimburse Employee for reasonable moving expenses (including the cost of one trip by Employee and his spouse to survey the Front Range housing market) not to exceed $25,000 within 30 days after presentation of reasonable documentation thereof.

          (f) The Company's compensation committee (the "Compensation Committee") shall establish a performance based bonus plan that will provide for annual bonuses of up to 50% of Employee's annual salary based upon achieving certain milestones. Currently, as to Employee, the Compensation Committee expects to authorize a bonus of $100,000 if annual EBT projections are achieved, plus $10,000 for each additional $500,000 in EBT above projections.

          (g) The Company shall grant to Employee the option to acquire shares of the Company's common stock as provided in the Incentive and Nonincentive Stock Option Certificates (the "Certificate") attached as Exhibits A-1 and A-2. In addition, the Company may grant to Employee such other stock options as may be approved by the Compensation Committee.

          (h) The Company shall negotiate a vehicle and mileage allowance with and for Employee.

     4.   Term/Severance.
          --------------

          (a) Unless sooner terminated in accordance with Section 5, the term of this Agreement shall be from the date of this Agreement until December 31, 2002. The provisions of Sections 6, 7, 8 and 10 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.

          (b) If this Agreement is terminated by the Company prior to the end of its term pursuant to any provision other than Section 5(d), then the Company shall pay to Employee one year's annual salary in 12 monthly installments as severance. The Company shall deduct from such severance payment all applicable deductions and withholdings.

     5.   Termination.
          -----------

          (a) If Employee dies during the term of this Agreement, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and this Agreement shall be considered terminated on the last day of such month. In addition, as provided in the Company's stock option plan and the Certificate vested stock option may be exercised by Employee's heirs.

          (b) If during the term of this Agreement Employee is prevented from performing his duties by reason of illness or incapacity for a continuous period of 120 days the Company may terminate this Agreement upon 30 days' prior notice thereof to Employee or his duly appointed legal representative. For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed "continuous" notwithstanding Employee's performance of his duties during such period for continuous periods of less than 15 days in duration.

          (c) The Company may terminate this Agreement upon at least 30 days' prior notice to him upon the happening of any of the following events:

               (i) the sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not then affiliates of the Company;

                    (ii) the sale, exchange or other disposition in one transaction of 51% or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company;

                    (iii) a bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders);

                    (iv) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than 50% of the outstanding voting stock of the new or continuing corporation; or

                    (v) the damage, destruction or other loss (including that caused by condemnation or similar proceedings) to the Company's facilities to such an extent that the Company is unable to conduct the ordinary course of its business for a continuous period of 90 days or more.

          (d) The Company may terminate this Agreement at any time upon 10 days' prior notice, for Employee's misconduct or gross negligence or for a material breach of any obligation created by this Agreement.

          (e) The Company may terminate this Agreement at any time for any or no reason upon payment to Employee of an amount equal to Employee's annual salary under this Agreement at the time of such termination.

          (f) Either party may elect to terminate this Agreement by giving notice to the other party at least 60 days prior to any anniversary of the execution of this Agreement.

For purposes of this Agreement, the term "affiliate" or "affiliates" means a person, firm or corporation that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

     6.   Confidential Information.
          ------------------------

          (a) As used in this Agreement, the term "Confidential Information" shall include all nonpublic information concerning or arising from the Company's business, including, without limitation, trade secrets used or developed by the Company in connection with its business; information concerning the manner and details of the Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the Company's business; the Company's business plans and strategies; the identities of the Company's customers and the specific individual customer representatives with whom the Company works and details of the Company's relationship with such customers and customer representatives; the identities of distributors, suppliers, contractors and vendors utilized in the Company's business and details of the Company's relationship with such distributors, suppliers, contractors and vendors; the nature of fees and charges made to the Company's customers; nonpublic forms, contracts and other documents used in the Company's business; the nature and content of computer software used in the

Company's business, whether proprietary to the Company or used by the Company under license from a third party; and/or other information concerning know-how, research, inventions, copyrights, trademarks, patents, processes, designs, methods, concepts, prospects, customers, employees, contractors, earnings, products, services, formulas, recipes, compositions, machines, equipment, systems, and/or prospective and executed contracts and other business arrangements.

          (b) Except in connection with and in furtherance of Employee's official duties with and on behalf of the Company, Employee shall not at any time or in any manner use, copy, disclose, divulge, transmit, convey, transfer or otherwise communicate any Confidential Information to any person or entity, either directly or indirectly, without the Company's prior written consent.

          (c) Employee acknowledges that during the term of this Agreement, Employee will have access to Confidential Information, all of which shall be made accessible to Employee only in strict confidence; that unauthorized disclosure of Confidential Information will damage the Company's business; that Confidential Information would be susceptible to immediate competitive application by a competitor of the Company; that the Company's business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is unique and proprietary to the Company and known only to Employee, the Company and certain key employees and contractors of the Company; and that title, ownership, possession and control of Confidential Information shall at all times remain vested in the Company. Consequently, Employee acknowledges that the restrictions contained in this
Section 6 are reasonable and necessary for the protection of the Company's business.

          (d) All documents or other records containing or referring to Confidential Information that are prepared by or provided to Employee during the term of this Agreement or that come into Employee's possession in connection with Employee's performance of services under this Agreement are and shall remain the Company's property. Employee shall not copy or use any such documents or Confidential Information for any purpose not relating directly to Employee's duties under this Agreement, nor shall Employee market or in any way provide or make available to any party other than the Company any of the Confidential Information, except pursuant to prior written authorization from the Company. Upon the termination of this Agreement for any reason and regardless of the circumstances of such termination or the existence of any dispute between Employee and the Company following or concerning the termination of Employee's employment, or upon the request of the Company, its successors or assigns, Employee shall immediately deliver to the Company or its designee (and will not keep in Employee's possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. Notwithstanding any other provision of this Agreement, this Agreement shall not bar Employee from complying with any subpoena or court order, provided that prior to doing so Employee shall give the Company's Manager prior written notice, at the Company's principal place of business, of Employee's receipt of any such subpoena or court order as far as possible in advance of the appearance time set forth in the subpoena or court order.

          (e) Employee acknowledges that the Company has received and in the future will receive from third parties confidential or proprietary information, and that the Company must maintain the confidentiality of such information and use it only for proper purposes. Employee shall not use or disclose any such information except as permitted by the Company or the third party to whom the information belongs.

          (f) Employee shall not, during Employee's employment with the Company, improperly use or disclose any proprietary information or trade secrets belonging to any former employer or any third party to whom Employee owes a duty of nondisclosure.

     7.   Covenants Not to Compete or Interfere.
          -------------------------------------

          (a) During the term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of eighteen months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, within the United States or within a 50 mile radius of any area where the Company is or contemplates doing business at the time of such termination, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business that has services or products competitive or similar to the services or products of the Company or its affiliates.

          (b) During the term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of eighteen months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or of any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or of any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the term of this Agreement or his employment.

          (c) Employee acknowledges that through his employment with the Company he will acquire access to information suited to immediate application by a business in competition with the Company. Accordingly, Employee considers the foregoing restrictions on his future employment or business activities in all respects reasonable. Employee specifically acknowledges that the Company and its licensees, as well as the Company's competitors, distribute their products throughout the United States. Employee therefore specifically consents to the foregoing geographic restriction on competition and believes that such a restriction is reasonable, given the scope of the Company's business and the nature of Employee's position with the Company.

          (d) Employee acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes (S) 8-2-113(2):

          "Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

                    (a) Any contract for the purchase and sale of a business or the assets of a business;

                    (b)  Any contract for the protection of trade secrets;

                    (c) Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

                    (d) Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel."

Employee acknowledges that this Agreement is a contract for the protection of trade secrets under (S) 8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company; and that Employee is an executive and management employee or professional staff to executive or management personnel, within the meaning of (S) 8-2-113(2)(d).

          (e) Employee acknowledges and is prepared for the possibility that his standard of living may be reduced during the noncompetition period provided in this Section following the termination of this Agreement, and fully accepts any risk associated with that possibility.

     8.   Injunctive Relief.  Upon a breach or threatened breach by Employee of
          -----------------
any of the provisions of Sections 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

     9.   Waiver of Breach.  A waiver by the Company of a breach of any
          ----------------
provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     10.  Severability.  It is the desire and intent of the parties that the
          ------------
provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

     11.  Inventions and Discoveries.
          --------------------------

          (a) Employee agrees to disclose promptly to the Company the full details of any and all ideas, processes, recipes, trademarks and service marks, works, inventions, discoveries, marketing and business ideas, and improvements or enhancements to any of the foregoing, that Employee conceives, develops or creates alone or with the aid of others during the term of Employee's employment with the Company (whether or not conceived, developed or created during regular working hours) that: (i) relate to the Company's business; (ii) result from any work performed by Employee for the Company; (iii) involve the use of the Company's equipment, supplies, facilities, or trade secret information; (iv) result from or are suggested by any work done at the Company's request or by any Company employee other than Employee, or relate to any problems specifically assigned to Employee; or (v) result from Employee's access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formula, specifications, inventions, processes, recipes, equipment, or the like.

          (b) Employee shall assign to the Company, without further consideration, Employee's entire right to any concept, idea or invention described in the preceding subsection, which shall be the sole and exclusive property of the Company whether or not patentable. Employee also acknowledges that all original works of authorship which are made by Employee (solely or jointly with others), within the scope of Employee's employment, and which are protectable by copyright, are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. (S) 101). To the extent that any such works, by operation of law, cannot be "works made for hire," Employee hereby assigns to the Company all right, title, and interest in and to such works and to any related copyrights.

     12.  Notices.  All communications, requests, consents and other notices
          -------
provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows:

               (i)   If to the Company:  to its principal office at 6811 Weld
                                         County Road #31, Fort Lupton, Colorado
                                         80621;

               (ii)  If to Employee:     to his home at 564 West Sagebrush Court
                                         Louisville, Colorado 80027;

or such other address as either party may hereafter designate by notice as herein provided. Notwithstanding the foregoing provisions of this Section 12, so long as Employee is employed by the Company any such communication, request, consent or other notice shall be deemed given if delivered as follows: if to the Company, by hand delivery to any executive officer of the Company other than Employee, and if to Employee, by hand delivery to him.

     13.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Colorado.

     14.  Assignment.  The Company may assign its rights and obligations under
          ----------
this Agreement to any affiliate of the Company or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be signed or delegated by Employee.

     15.  Entire Agreement.  This Agreement sets forth the entire agreement and
          ----------------
understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

     16.  Amendments.  No provision of this Agreement shall be altered, amended,
          ----------
revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

     17.  Binding Effect.  Except as otherwise provided herein, this Agreement
          --------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                  THE COMPANY:
                                  -----------

                                  COLORADO GREENHOUSE HOLDINGS, INC.


                                  By:    /s/ R. C. Mercure Jr
                                     -----------------------------------
                                  Name:  R. C. Mercure Jr
                                       ---------------------------------
                                  Title: Chairman Compensation Comm.
                                        --------------------------------

                                  EMPLOYEE:
                                  --------

                                  /s/ James R. Rinella
                                  --------------------------------------
                                  JAMES R. RINELLA

              VESTING SCHEDULE FOR JAMES R. RINELLA AND ALAN FINE

                                 STOCK OPTIONS
                             EXERCISE PRICE: $4.25


RINELLA                                            FINE
-------                                            ----
250,000 options                                    100,000 options

(94,116 incentive and                              (all incentive)
155,884 non-incentive)

Incentive         Non-incentive       Calendar Year        Number
---------         -------------       -------------        ------
23,529            ---                     1997             23,529

23,529            51,961                  1998             23,529

23,529            51,962                  1999             23,529

23,529            51,962                  2000             23,529

                                          2001              5,884

                                  EXHIBIT A-1
                                                       Certificate No. 1997-[  ]
                                                                       ---------

                      COLORADO GREENHOUSE HOLDINGS, INC.
                      ----------------------------------
                      INCENTIVE STOCK OPTION CERTIFICATE
                      ----------------------------------

    Option Holder:      James R. Rinella
    Option Price:       $4.25 per share
    Date of Grant:      October 15, 1997
    Number of Shares:   94,116

1. This certifies that the above named Option Holder (the "Holder") is the holder of an incentive stock option (the "Option") to acquire, at the exercise price per share specified above, the number of shares of the $0.001 par value common stock ("Stock"), of Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), specified above. The Option evidenced by this Certificate is intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and is granted as of the date specified above and expires, unless sooner terminated, at 5:00 p.m., Boulder, Colorado time, October 31, 2004.

2. This Certificate is issued as evidence of the Option granted the Holder pursuant to the Company's 1996 Stock Option Plan effective November 19, 1996 (the "Plan"). Subject to the express terms of this Option, the Option is subject to all terms and conditions of the Plan, which provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Plan. A copy of the Plan is available on request from the Company.

3. The Option shall become exercisable as follows; 23,529 shares on the date hereof and an additional 23,529 on each of October 15, 1998, 1999 and 2000.

4. In the event that any of the following occurs prior to October 15, 2000, all shares of the Option shall vest on the date of such event, provided the continuous employment requirement set forth in the Plan is satisfied: (i) there occurs a greater than 40% change in ownership of the outstanding capital stock of the Company, other than a transfer of such capital stock to a successor entity that is a related party or affiliate of the Company or to the beneficial owners of the current stockholders, or (ii) the Company consummates an underwritten initial public offering.

5. Notwithstanding the terms of Section 6.3(d)(ii) and (iii) of the Plan, if Holder's employment by the Company is terminated because the Holder becomes Disabled within the Option Period, or because Holder dies within the Option Period, while employed by the Company or within the three-month period referred to in Section 6.3(d)(iv), the Option may be exercised by Holder or those entitled to do so under his will or by the laws of descent and distribution within three years following his death or disability (if otherwise within the Option Period) but not thereafter.

6. Except as explicitly set forth in this Certificate, under the provisions of the Plan or as the Board of Directors may determine in its sole and absolute discretion, the Option shall not be exercisable as to any shares as to which the continuous employment requirement is not satisfied, regardless of the circumstances under which the Holder's employment by the Company is terminated. The number of shares as to which the Option may be exercised is cumulative, so that once the Option is exercisable as to any shares it shall continue to be exercisable as to such shares until expiration or termination of the Option as provided in the Plan. A form of written notice for the purpose of exercising the Option is attached. Pursuant to the Plan, exercising the Option is attached. Pursuant to the Plan, the Company may require the Holder to execute a Shareholders' Agreement in connection with exercise of the Option.


Date: October 15, 1997               Colorado Greenhouse Holdings, Inc., a
                                      Delaware corporation


                                     By:    /s/ R.C Mercure Jr.
                                        --------------------------------
                                     Name:  R.C. MERCURE JR.
                                          ------------------------------
                                     Title: CHAIRMAN, COMPENSATION, COMM.
                                           ----------------------------

                        FORM OF OPTION EXERCISE NOTICE
                        ------------------------------

    The undersigned Holder hereby exercises the Option described in this Certificate as to the number of shares specified below and includes herewith the purchase price for such shares.


Number of Shares:            ___________________________________________

Signature of Holder:         ___________________________________________

Printed Name:                ___________________________________________

Fiduciary Capacity, if any:  ___________________________________________

Address:                     ___________________________________________

                             ___________________________________________

Telephone:                   ___________________________________________

Signature Guarantee:         ___________________________________________

Date:                        ___________________________________________

                                  EXHIBIT A-2
                                                       Certificate No. 1997-[  ]
                                                                       ---------

                      COLORADO GREENHOUSE HOLDINGS, INC.
                      ----------------------------------
                     NONINCENTIVE STOCK OPTION CERTIFICATE
                     -------------------------------------

    Option Holder:      James R. Rinella
    Option Price:       $4.25 per share
    Date of Grant:      October 15, 1997
    Number of Shares:   155,884

1. This certifies that the above named Option Holder (the "Holder") is the holder of an incentive stock option (the "Option") to acquire, at the exercise price per share specified above, the number of shares of the $0.001 par value common stock ("Stock"), of Colorado Greenhouse Holdings, Inc., a Delaware corporation (the "Company"), specified above. The Option evidenced by this Certificate is granted as of the date specified above and expires, unless sooner terminated, at 5:00 p.m., Boulder, Colorado time, October 31, 2004.

2. This Certificate is issued as evidence of the Option granted the Holder pursuant to the Company's 1996 Stock Option Plan effective November 19, 1996 (the "Plan"). Subject to the express terms of this Option, the Option is subject to all terms and conditions of the Plan, which provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Plan. A copy of the Plan is available on request from the Company.

3. The Option shall become exercisable as follows; 51,961 shares on each of October 15, 1998 and 1999, and 51,962 shares on October 15, 2000.

4. In the event that any of the following occurs prior to October 15, 2000, all shares of the Option shall vest on the date of such event, provided the continuous employment requirement set forth in the Plan is satisfied: (i) there occurs a greater than 40% change in ownership of the outstanding capital stock of the Company, other than a transfer of such capital stock to a successor entity that is a related party or affiliate of the Company or to the beneficial owners of the current stockholders, or (ii) the Company consummates an underwritten initial public offering.

5. Notwithstanding the terms of Section 6.3(d)(ii) and (iii) of the Plan, if Holder's employment by the Company is terminated because the Holder becomes Disabled within the Option Period, or because Holder dies within the Option Period, while employed by the Company or within the three-month period referred to in Section 6.3(d)(iv), the Option may be exercised by Holder or those entitled to do so under his will or by the laws of descent and distribution within three years following his death or disability (if otherwise within the Option Period) but not thereafter.

6. Except as explicitly set forth in this Certificate, under the provisions of the Plan or as the Board of Directors may determine in its sole and absolute discretion, the Option shall not be exercisable as to any shares as to which the continuous employment requirement is not satisfied, regardless of the circumstances under which the Holder's employment by the Company is terminated. The number of shares as to which the Option may be exercised is cumulative, so that once the Option is exercisable as to any shares it shall continue to be exercisable as to such shares until expiration or termination of the Option as provided in the Plan. A form of written notice for the purpose of the Company may require the Holder to execute a Shareholders' Agreement in connection with exercise of the Option.


Date: October 15, 1997               Colorado Greenhouse Holdings, Inc., a
                                     Delaware corporation


                                     By:    /s/ R.C Mercure Jr.
                                        --------------------------------
                                     Name:  R.C. Mercure Jr.
                                          ------------------------------
                                     Title: Chairman, Compensation, Comm.
                                           ----------------------------

                        FORM OF OPTION EXERCISE NOTICE
                        ------------------------------

    The undersigned Holder hereby exercises the Option described in this Certificate as to the number of shares specified below and includes herewith the purchase price for such shares.


Number of Shares:            ___________________________________________

Signature of Holder:         ___________________________________________

Printed Name:                ___________________________________________

Fiduciary Capacity, if any:  ___________________________________________

Address:                     ___________________________________________

                             ___________________________________________

Telephone:                   ___________________________________________

Signature Guarantee:         ___________________________________________

Date:                        ___________________________________________


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